EXHIBIT 10.4


            OMNIBUS SECOND MODIFICATION TO MEZZANINE LOAN DOCUMENTS

            THIS SECOND MODIFICATION TO MEZZANINE LOAN DOCUMENTS (this "Agreement") is made and dated as of March 26, 2002 by and among PRIME/BEITLER DEVELOPMENT COMPANY, L.L.C., a Delaware limited liability company ("Borrower"), BANKERS TRUST COMPANY ("Agent"), a New York banking corporation, as a lender and as agent for VORNADO REALTY TRUST, a Maryland real estate investment trust, MMBC DEBT HOLDINGS I, LLC, a Massachusetts limited liability company, NEW YORK LIFE INSURANCE COMPANY, a mutual insurance company organized under the laws of New York State, and the other lenders from time to time party to the Loan Agreement (as hereinafter defined) (each, a "Lender" and, collectively, "Lenders"), DEARBORN CENTER, L.L.C., a Delaware limited liability company ("Property Owner") and PRIME GROUP REALTY, L.P., a Delaware limited partnership ("PGLP").

                             W I T N E S S E T H:
                             - - - - - - - - - -

            WHEREAS, Agent, the Lenders and Borrower are party to that certain Mezzanine Construction Loan Agreement, dated as of January 5, 2001, as the same was amended pursuant to that certain Omnibus First Modification to Mezzanine Loan Documents dated as of March 12, 2001 (as so amended, the "Loan Agreement") (all capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement);

            WHEREAS, Property Owner and Bayerische Hypo- Und Vereinsbank AG, New York Branch (the "Senior Agent") are party to that certain Credit Agreement, dated as of January 5, 2001, as the same has been amended pursuant to that certain Omnibus First Modification to Senior Loan Documents dated as of March 12, 2001, and as the same has been further amended pursuant to that certain Omnibus Second Modification to Senior Loan Documents (the "Second Senior Modification") of even date herewith (as so amended, the "Senior Loan Agreement");

            WHEREAS, the Borrower and the Guarantors have requested that the Lenders modify certain financial covenants contained in the Guaranties;

            WHEREAS, the Borrower and the Guarantors have further requested that the Lenders grant a waiver of certain breaches of financial covenants contained in the Guaranties;

            WHEREAS, as an inducement to the Lenders to modify and waive certain financial covenants, the Borrower, PGLP and the Property Owner have agreed to escrow certain funds and otherwise take the actions described below; and

            WHEREAS,   the  Lenders  are  willing  to  modify  and  waive  the
financial covenants on the terms and conditions set forth below;

            NOW, THEREFORE, in consideration of the modification and waiver of certain financial covenants contained in the Guaranties and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

            Section 1.  TIF Financing.

            The Borrower has requested that Agent approve a Redevelopment Agreement between the Property Owner and the City of Chicago, through its department of Planning and Development (the "City") and the transactions contemplated therein (the "TIF Financing") and has provided the Agent with a draft copy of such Redevelopment Agreement. Upon the final approval of the Redevelopment Agreement and the TIF Financing by the Agent and the Senior Agent, the Property Owner and the Borrower hereby agree as follows:

            (i) to pledge the promissory note delivered by the City to the Property Owner pursuant to the Redevelopment Agreement (the "TIF Note") to the Senior Agent and, on a subordinate basis, to the Agent as additional collateral for the Senior Loan and the Loan, respectively,

            (ii) to deposit into an interest bearing escrow account all payments of any kind made or to be made under the TIF Note (the "TIF Payments"), including the proceeds thereof, with the Senior Agent (until the Senior Loan has been paid in full) or the Agent (after the Senior Loan has been paid in full);

            (iii) that without the consent of the Senior Agent and the Agent neither of them shall be entitled to receive any TIF Payments at any time while the Senior Loan or the Loan is outstanding; and

            (iv) to enter into documentation reasonably acceptable to the Senior Agent and the Agent to evidence the foregoing agreements.

            Section 2.  Waiver.

            (a) Section 6(d) of the Interest Guaranty and Section 8(d) of the Completion Guaranty require that, as of the end of each fiscal quarter during the term of the Loan, the amount of Unrestricted Cash owned and held by PGLP and all of its Subsidiaries be at least Twenty Million Dollars ($20,000,000.00) (the "Liquidity Covenant").

            (b) PGLP has advised the Agent that it was unable to comply with the Liquidity Covenant as of December 31, 2001 and that it does not expect to be able to comply with the Liquidity Covenant as of March 31, 2002.

            (c) At the request of PGLP and the Borrower, and subject to the full and continuing satisfaction of all of the conditions set forth in this Agreement, the Lenders hereby waive, for all purposes under the Loan Documents, any default under the Loan Documents resulting from the failure of PGLP to satisfy the Liquidity Covenant as of December 31, 2001 and March 31, 2002.

            (d) The foregoing waiver is expressly conditioned upon (i) the simultaneous waiver by the Senior Agent of any defaults relating to failures to satisfy financial covenants under the Senior Loan Documents, (ii) the execution and delivery of the Senior Modification in a form acceptable to the Agent, (iii) the agreement of the Borrower and the Property Owner to escrow all TIF Payments in accordance with Section 1 above, (iv) the establishment and funding of the Senior Additional Reserve Account (as defined below) and (v) an acceptable written agreement with the Senior Agent with respect to disbursements from the Senior Additional Reserve Account.

            (e) The foregoing waiver shall be immediately and automatically revoked without the need for notice to any party or further action upon any default by PGLP, the Property Owner or the Borrower under the terms of this Agreement (including, without limitation, Section 1 above) or the Second Senior Modification.

            Section 3.  Additional Reserve Account.

            As an express condition to the waiver granted Section 2 and the modifications made in Section 4, PGLP hereby agrees to deposit One Million Five Hundred Thousand Dollars ($1,500,000) into an account maintained by the Senior Agent (the "Senior Additional Reserve Account") in accordance with the Second
Senior Modification and Five Hundred Thousand Dollars ($500,000) into the Restricted Securities Account as follows:

            (i)   $125,000 on the date of this Agreement;

            (ii)  $93,750 on April 30, 2002;

            (iii) $93,750 on May 31, 2002;

            (iv)  $93,750 on June 28, 2002; and

            (v)   $93,750 on July 31, 2002.

            Such funds shall be held by the Agent subject to the same terms and conditions governing other amounts on deposit in the Restricted Securities Account pursuant to the Loan Documents. After the payment in full of the Senior Loan, any amounts then on deposit in the Senior Additional Reserve Account shall be deposited into the Restricted Securities Account.

            Section 4.  Amendments to the Guaranties.

            (a) Section 8(d) of the Completion Guaranty is hereby amended by deleting therefrom the text "Twenty Million and No/100 Dollars ($20,000,000.00)" and replacing it with the following:

                  "Seventeen Million Five Hundred Thousand and No/100 Dollars ($17,500,000)"

            (b) Section 6(d) of the Interest and Operating Costs Guaranty is hereby amended by deleting therefrom the text "Twenty Million and No/100 Dollars ($20,000,000.00)" and replacing it with the following:

                  "Seventeen Million Five Hundred Thousand and No/100 Dollars ($17,500,000)"

            (c) Section 1(f)(B) of the Completion Guaranty (as previously amended by the First Omnibus Amendment) is hereby further amended by deleting therefrom the date "December 31, 2002" and replacing it with the following:

                  "March 31, 2003"

            Section 5.  Consent of the Lenders.

            Each of the Lenders, by their execution of this Agreement, hereby confirms that they have consented to and approved, to the extent required under the Loan Documents, the terms and conditions of this Agreement and the Second Senior Modification and agrees that the Senior Agent may rely upon this Agreement to evidence such consents and approvals.

            Section 6.  Miscellaneous.

             (a) Governing Law. The terms and provisions hereof and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

             (b) Full Force. Except as expressly set forth herein, the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects.

             (c) Binding; No Amendment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be modified orally, but only by a writing executed by all of the parties hereto.

            (d) Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the date and year first above written.

                                    PRIME/BEITLER DEVELOPMENT COMPANY, L.L.C.

                                    By:   Penny Beitler L.L.C., its managing
                                          member

                                          By:   /s/ J.C. Ambrister
                                                -------------------
                                                J.C. Ambrister
                                                Member

                                    DEARBORN CENTER, L.L.C.


                                    By:   Prime/Beitler Development Company,
                                          L.L.C., its sole member

                                          By:   Penny Beitler L.L.C., its
                                                managing member

                                                By:   /s/ J.C. Ambrister
                                                      ------------------
                                                      J.C. Ambrister
                                                      Member

                                    PRIME GROUP REALTY, L.P.

                                    By:   Prime Group Realty Trust, its
                                          managing general partner


                                          By:   /s/ Louis G. Conforti
                                                ---------------------
                                                Louis G. Conforti
                                                Co-President


                                    BANKERS TRUST COMPANY

                                    By:   /s/ Stephen P. Lapham
                                          ---------------------
                                          Stephen P. Lapham
                                          Director



                                    VORNADO REALTY TRUST

                                    By:   /s/ Steven Roth
                                          ---------------
                                          Steven Roth
                                          Chairman & CEO


                                    NEW YORK LIFE INSURANCE COMPANY

                                    By:   /s/ Mary Hebron
                                          ---------------
                                          Mary Hebron
                                          Assistant Vice President

                                    MMBC DEBT HOLDINGS I, LLC


                                          By: MassMutual/Boston Capital
                                              Mezzanine Partners, L.P., its
                                              sole member


                                             By: Boston Mass LLC,
                                                 its general partner


                                             By:  MassMutual Mortgage Finance,
                                                  LLC, its co-manager


                                                     By:  /s/ Victor Woolridge
                                                          --------------------
                                                          Victor Woolridge
                                                          Senior Executive
                                                          Director



                                          By: Boston Capital Institutional
                                                Advisors LLC, its co-manager


                                                     By:  /s/ Samuel T. Byrns
                                                          -------------------
                                                          Samuel T. Byrns
                                                          Managing Director